Exhibit 99.7

[On letterhead of Bracewell & Giuliani LLP]

March 14, 2012

To Each of the Persons Listed
on Schedule A Attached Hereto

Re:	AEP Texas Central Transition Funding III LLC Senior Secured Transition Bonds

Ladies and Gentlemen:

We have served as local Texas counsel to AEP Texas Central Company, a Texas corporation ("TCC"), and AEP TCC Transition Funding III LLC, a Delaware limited liability company ("Bond Issuer"), in connection with the issuance and sale on the date hereof by the Bond Issuer, of $800,000,000 aggregate principal amount of the Bond Issuer's Senior Secured Transition Bonds (the "Bonds"), which are more fully described in the Prospectus dated March 2, 2012 (“Prospectus”), and the Prospectus Supplement dated March 7, 2012 (“Prospectus Supplement”) (Registration Nos. 333-179092 and 333-179092-01).  The Bonds are being sold pursuant to the provisions of the Underwriting Agreement dated March 7, 2012, among TCC and the Bond Issuer and Morgan Stanley & Co. LLC, Barclays Capital Inc., and Citigroup Global Markets Inc., as representatives of the underwriters named in Schedule II to such Underwriting Agreement.  The Bonds are being issued pursuant to the provisions of the Indenture dated as of March 14, 2012 (the "Indenture"), as supplemented by the Series Supplement dated as of March 14, 2012 (together with the Indenture, the "Bond Indenture"), between the Bond Issuer and U.S. Bank National Association, as indenture trustee (the "Indenture Trustee").  Under the Bond Indenture, the Indenture Trustee holds, among other things, certain transition property as described below (the "Transition Property") as collateral security for the payment of the Bonds.

"Transition Property" is defined in Subchapter G of Chapter 39 of the Public Utility Regulatory Act ("PURA"), Tex. Util. Code Ann., Title 2 (West 2007 & Supp. 2011).  The Transition Property was created in favor of TCC, pursuant to a financing order (the "Financing Order") issued by the Public Utility Commission of Texas (the "PUCT") on January 12, 2012, in Docket No. 39931; and the Transition Property was assigned to the Bond Issuer pursuant to the provisions of the Transition Property Purchase and Sale Agreement dated as of March 14, 2012 between TCC and the Bond Issuer in consideration for the payment by the Bond Issuer to TCC of the proceeds of the sale of the Bonds, net of certain issuance costs.  The Transition Property includes the right to impose and receive certain "non-bypassable" charges described in the Financing Order (the "Charges").  The Charges constitute "transition charges" as defined in PURA and may be periodically adjusted, in the manner authorized in the Financing Order, in order to ensure the expected recovery of amounts sufficient to (i) amortize the Bonds pursuant to

To Each of the Persons Listed
on Schedule A Attached Hereto
March 14, 2012

the amortization schedule to be followed in accordance with the provisions of the Bonds and the Bond Indenture, (ii) pay interest thereon and related fees and expenses, and (iii) maintain the required reserves for the payment of the Bonds.

The Financing Order was issued in response to an application for its issuance that was filed by TCC with the PUCT pursuant to the provisions of PURA.  The Financing Order became final and not subject to further appeal on January 28, 2012.  TCC filed its Issuance Advice Letter with the PUCT on March 8, 2012, as required by the Financing Order, and its Schedule TC-3 Tariff and its Rider TC-3 Tariff relating to the Charges on March 8, 2012, as required by the Financing Order.

Section 39.310 (the "State Pledge") of PURA, provides:

PLEDGE OF STATE. Transition bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power. The state pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of transition property, or, except as permitted by Section 39.307 [relating to true-up], reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. Any party issuing transition bonds is authorized to include this pledge in any documentation relating to those bonds.

As authorized by the foregoing statutory provision and the Financing Order, the language of the State Pledge has been included in the Bonds and in the Bond Indenture.

Questions Presented and Opinions

You have requested our opinion as to:

1.	whether Texas courts would uphold the validity of the State Pledge;

2.	whether the Texas Constitution permits Subchapter G of Chapter 39 of PURA to be amended or repealed by citizen initiative or referendum;

3.            (a)           whether the holders of the Bonds (the "Bondholders") could challenge successfully under Article I, Section 16 of the Texas Constitution, which provides in part,

To Each of the Persons Listed
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March 14, 2012

"No . . .  law impairing the obligation of contracts, shall be made"1 (the "Texas Contract Clause"), the constitutionality of any legislation passed by the Texas legislature (the "Legislature") which becomes law that repeals the State Pledge or limits, alters, impairs or reduces the value of the Transition Property or the Charges so as to cause a substantial Tex. Const. art. I, § 16, impairment, of (i) the terms of the Bond Indenture or the Bonds or (ii) the rights and remedies of the Bondholders (or the Indenture Trustee acting on their behalf) prior to the time that the Bonds are fully paid and discharged ("State Impairment Legislation");

(b)          whether a substantial impairment of a legislative character by the PUCT ("PUCT Impairment Action") would be treated in the same manner as State Impairment Legislation under the Texas Contract Clause; and

(c)           whether preliminary injunctive relief would be available under Texas law to delay implementation of State Impairment Legislation or PUCT Impairment Action pending final adjudication of a claim challenging such State Impairment Legislation or PUCT Impairment Action under the Texas Contract Clause and, assuming a favorable final adjudication of such claim, whether relief would be available to prevent permanently the implementation of the challenged State Impairment Legislation or PUCT Impairment Action; and

4.           whether action taken by the State of Texas, including the PUCT and its other agencies and instrumentalities (the "State"), in violation of the State Pledge would constitute a compensable taking under Article 1, Section 17 of the Texas Constitution which states in part, "No person's property shall be taken, damaged or destroyed for or applied to public use without adequate compensation being made, unless by the consent of such person; and, when taken, except for the use of the State, such compensation shall be first made, or secured by a deposit of money"2 (the "Texas Takings Clause").

Based upon our review of relevant judicial authority, as set forth in this letter, but subject to the qualifications, limitations and assumptions set forth in this letter, it is our opinion that a reviewing court, in a properly prepared and presented case:

1.           would uphold the validity of the State Pledge;

1 Tex. Const. art. I, § 16.
2 Tex. Const. art. I, § 17.

To Each of the Persons Listed
on Schedule A Attached Hereto
March 14, 2012

2.	would conclude that the Texas Constitution does not provide for the amendment or repeal of Subchapter G of Chapter 39 of PURA by citizen initiative or referendum;

3.             (a)           would conclude that the Bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the Texas Contract Clause the constitutionality of State Impairment Legislation (other than a law passed by the Legislature in the valid exercise of the State's police power necessary to safeguard the public safety and welfare);

(b)           would conclude that PUCT Impairment Action would be treated in the same manner as State Impairment Legislation under the Texas Takings Clause; and

(c)           should conclude that Bondholders are entitled to permanent injunctive relief under state law to prevent implementation of State Impairment Legislation or PUCT Impairment Action hereafter passed by the Legislature or otherwise taken in violation of the Texas Contract Clause; and although sound and substantial arguments support the granting of preliminary injunctive relief, the decision to do so will be in the discretion of the court requested to take such action, which will be exercised on the basis of the considerations discussed in subpart (c) of Part 3 below; and

4.           would find a compensable taking under the Texas Takings Clause if (a) it concludes that the Transition Property is property of a type protected by the Texas Takings Clause and (b) the State takes action that, without paying just compensation to the Bondholders, (i) permanently appropriates the Transition Property or denies all economically productive use of the Transition Property; or (ii) destroys the Transition Property, other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the Transition Property, if the action unduly interferes with the Bondholders' reasonable investment-backed expectations; provided that, the court's conclusion that a compensable taking had occurred would depend upon its resolution of the issues discussed in Part 4 below.

Our opinion in the immediately preceding subparagraphs 1, 2, 3 and 4 and in our discussion below is based upon our evaluation of existing judicial decisions and arguments related to the factual circumstances likely to exist at the time of a Texas Contract Clause or Texas Takings Clause challenge to State Impairment Legislation, or to PUCT Impairment Action, or to other State action claimed to be a taking of the Bondholders' property and is intended to express our belief as to the result that should be obtainable through the proper application of existing judicial decisions in a properly prepared and presented case.  Such

To Each of the Persons Listed
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March 14, 2012

precedents and such circumstances could change materially from those discussed below in this letter.

In addition, our opinion assumes that any State Impairment Legislation or PUCT Impairment Action effects a substantial impairment of (i) the terms of the Bond Indenture or the Bonds or (ii) the rights and remedies of the Bondholders (or the Indenture Trustee acting on their behalf) prior to the time that the Bonds are fully paid and discharged (or such payment is provided for), if it prevents payment of the Bonds or significantly affects the security for the Bonds.  The determination of whether particular legislative action constitutes a substantial impairment of a particular contract is a fact-specific analysis, and nothing in this letter expresses any opinion as to how a court would resolve the issue of "substantial impairment" with respect to the Financing Order, the Charges, the Transition Property, the Bond Indenture or the Bonds vis-a-vis a particular legislative action.  See the discussion in Subpart (a)(2) of Part 3 below.

DISCUSSION

1. Validity of State Pledge.  While the State Pledge was not specifically mentioned, in City of Corpus Christi v. Public Utility Commission, 51 S.W.3d 231 (Tex. 2001), the Texas Supreme Court upheld the constitutionality of Subchapter G of Chapter 39 of PURA.

A pledge similar to the State Pledge was held to be valid exercise of legislative authority by the Texas Supreme Court in Lower Colorado River Authority v. McCraw, 83 S.W.2d 629 (Tex. 1935).  McCraw involved an action in mandamus to compel the Texas Attorney General to approve the issuance of bonds by the Lower Colorado River Authority, a conservation and reclamation district created by the State of Texas under Tex. Const. art. 16, § 59, and to issue a certificate that the bonds had been issued in accordance with law. Among the provisions of the act creating the district that the Texas Supreme Court considered was Section 8, containing the following language:

Nothing herein shall be construed as depriving the State of Texas of its power to regulate and control fees and/or charges to be collected for the use of water, water connections, power, electric energy, or other service, provided that the State of Texas does hereby pledge to and agree with the purchasers and successive holders of the bonds issued hereunder that the state will not limit or alter the power hereby vested in the District to establish and collect such fees and charges as will produce revenues sufficient to pay the items in subparagraphs (a), (b), (c) and (d) of this Section 8 [to pay expenses necessary to the operation and maintenance of the properties and facilities of the District; to pay interest on and principal of all bonds issued under this Act when and as the same shall become due and payable; to pay

To Each of the Persons Listed
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March 14, 2012

all sinking fund and/or reserve fund payments agreed to be made in respect of any such bonds, and payable out of such revenues, when and as the same shall become due and payable; and to fulfill the terms of any agreements made with the holders of such bonds and/or with any person in their behalf], or in any way to impair the rights or remedies of the holders of the bonds, or of any person in their behalf, until the bonds, together with the interest thereon, with interest on unpaid installments of interest and all costs and expense in connection with any action or proceedings by or on behalf of the bondholders and all other obligations of the District in connection with such bonds are fully met and discharged.

McCraw, 83 S.W.2d at 637.The Texas Supreme Court sustained Section 8 of the act creating the district, including the above language, against the contention that it constituted an unlawful delegation and surrender of legislative authority, stating that:

. . . the Legislature had the right to confer on the district authority to fix adequate rates to accomplish the purposes set forth in section 8 of the act; and further the Legislature had the power to guarantee the continuation of such rates as long as the lawful obligations of the district are outstanding. If this were not so, bonds of the district, based on income, would be idle and vain things.

Id. at 638.

In Lower Colorado River Authority v. City of San Marcos, 523 S.W.2d 641, 645 (Tex. 1975), the Texas Supreme Court further concluded that the powers reserved by the State of Texas under Section 8 of the act creating the Lower Colorado River Authority included the right to regulate the rates charged by the district, indicating that "this reserved power will not be exercised in a manner that will prejudice the bondholders or prevent the collection of revenues required for the purposes of the four subparagraphs [of Section 8]."

Based on such case law, it is our opinion that a reviewing Texas state court would uphold the validity of the State Pledge.

2.           Citizen Initiative or Referendum.  With the exception of Tex. Const. art. VIII, § 24, which provides for a statewide referendum on the question of imposing an income tax on natural persons, no provision in the Texas Constitution provides for citizen initiative to propose

To Each of the Persons Listed
on Schedule A Attached Hereto
March 14, 2012

state legislation or referendum on existing state legislation.3  The Texas Constitution provides that: "The Legislative power of this State shall be vested in a Senate and House of Representatives, which together shall be styled 'The Legislature of the State of Texas.'" Tex. Const. art. III, § 1.  Accordingly, the Legislature exercises legislative power in Texas, and, subject to the exception mentioned above, such power is not exercised directly by the citizens.  Therefore, it is our opinion that a reviewing Texas state court would conclude that the Texas Constitution does not provide for citizen initiative or referendum with respect to Subchapter G of Chapter 39 of PURA.

3.           Impairment of the Obligation of Contract

(a)           It is likely that any State Impairment Legislation could be successfully challenged by Bondholders as an impairment of contract under the Texas Contract Clause assuming that the State Impairment Legislation did not constitute a valid exercise of the State's police powers, which generally refer to the State's powers to protect the health, safety and welfare of the public.  Article I, Section 16 of the Texas Constitution states:  "No . . . law impairing the obligation of contracts shall be made."  In considering challenges to State legislation or action which impairs an existing contract, Texas courts have traditionally looked to and applied federal law developed under the Federal Contract Clause, as well as applying their own analyses of the Texas Contract Clause.  E.g., Lester v. First Am. Bank, Bryan, Tex., 866 S.W.2d 361, 365-66 (Tex. App.—Waco 1993, writ denied).

(1)           Federal Law Under the Federal Contract Clause

As mentioned above, the Texas courts have traditionally looked to federal case law to determine whether a contract has been unconstitutionally impaired by an action of the State.  In Travelers' Insurance Co. v. Marshall, 76 S.W.2d 1007, 1010 (Tex. 1934), the Texas Supreme Court struck down a Texas statute which created a moratorium on certain foreclosures of real property due to existing economic conditions within Texas.  In performing its analysis, the court conducted an extensive review of federal law pertaining to the contract clause of the U.S. Constitution ("Federal Contract Clause"),4 noting that the Texas Contract Clause adopted in 1876 was "derived from" the Federal Contract Clause, which is nearly identical in wording.  Marshall, 76 S.W.2d at 1012.  Thus, the court reasoned, the interpretation of the Federal Contract Clause by the federal courts is of critical importance in understanding the meaning of the Texas Contract Clause at the time it was adopted.  The court went on to conclude that at the time of adoption in 1876, both federal and Texas case law had established "that moratory legislation of almost every

3 The Texas Constitution also contains provisions: (i) authorizing elections on local option laws regarding the sale of alcoholic beverages, Tex. Const. art. XVI, § 20;. (ii) requiring submission to the voters of salary recommendations for certain state officials, Tex. Const. art. III, § 24; and (iii) requiring submission to the voters of constitutional amendments, Tex. Const. art. XVII, § 1.
4 U.S. Const. art. 1, § 10, cl. 1 ("No State shall …pass any…Law impairing the Obligation of Contracts").

To Each of the Persons Listed
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March 14, 2012

conceivable type was void.  Since we adopted the contract clause without change, it must be held that we likewise adopted the fixed and definite interpretation which had been given it by the courts generally."  Id. at 1020.5

The conclusion in Marshall that federal case law is to be applied by Texas courts in construing the Texas Contract Clause has been restated more recently.  In Lester, the Waco Court of Appeals reviewed Marshall's discussion of the state and federal clauses and stated:

But for this…exception, however, the two clauses have been generally accorded the same meaning and effect.  1 George D. Braden et al., The Constitution of the State of Texas:  An Annotated and Comparative Analysis 61 (1977). What offends one offends the other.  Moreover, the Texas Supreme Court has not departed from a mirror-image interpretation of the two clauses in any decision issued subsequent to Marshall.

Lester, 866 S.W.2d at 365-66.6  This language confirms that in the modern era the Texas courts have interpreted the Texas Contract Clause in a manner consistent with the federal courts' interpretation of the Federal Contract Clause.  Thus it is reasonable to assume that any rights Bondholders would have to challenge State Impairment Legislation under the Federal Contract Clause would also apply to any challenge under the Texas Contract Clause.

We have not made an independent analysis of whether Bondholders could successfully challenge State Impairment Legislation under the Federal Contract Clause, but have reviewed the analysis of that question by Sidley Austin LLP contained in its opinion of this date related to the Federal Contract Clause question.  In that opinion, Sidley Austin LLP states that a reviewing court, in a properly prepared and presented case:

(i)           would conclude that, absent a demonstration by the State that an Impairment is necessary to further a significant and legitimate public purpose, the Bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the Federal Contract Clause the constitutionality of any Legislative Action determined by such court to limit,

5 While establishing this precedent, the court went on to declare the Texas moratorium law unconstitutional despite a U. S. Supreme Court opinion upholding the constitutionality of a similar law.  See Home Building & Loan Assn. v. Blaisdell, 290 U.S. 398, 54 S.Ct. 231, 78 L.Ed. 413 (1934).  The Marshall court distinguished Blaisdell because the latter case was based on the Supreme Court's conclusion that a state may enact legislation pursuant to its police powers which has only an incidental effect on pre-existing contracts.  The Marshall court went on to hold that this particular federal interpretation of the Federal Contract Clause cannot be applied in Texas since Article I, Section 29 of the Texas Constitution exempts the entire Texas Bill of Rights (of which the Texas Contract Clause is one such right) from the police powers of the state government, something that is not present in the federal Constitution.  As noted below, this aspect of Marshall has been restricted by recent cases.
6 The "exception" noted in Lester pertained to the Marshall court's rejection for purposes of the Texas Contract Clause the U.S. Supreme Court's holding in Blaisdell concerning the Federal Takings Clause discussed in Note 5 supra.

To Each of the Persons Listed
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March 14, 2012

alter, impair or reduce the value of the Transition Property or the Charges so as to cause an Impairment prior to the time that the Bonds are fully paid and discharged;

We have analyzed the reasoning in the Sidley Austin LLP opinion in order to ascertain if there would be any apparent basis for a reviewing state court in Texas to conclude that the applicable federal law pertaining to the Federal Contract Clause is inconsistent with or otherwise should not be applied in a challenge based on the Texas Contract Clause.  We have found no such basis and thus conclude that if the Bondholders could successfully mount such a challenge under the Federal Contract Clause, that challenge should succeed in a case involving the Texas Contract Clause.

(2)           The Texas Contract Clause

Aside from reliance on federal cases interpreting the Federal Contract Clause, Texas courts have also conducted their own analyses of the Texas Contract Clause outside of a federal analysis.  The Texas Contract Clause states, "No . . . law impairing the obligation of contracts, shall be made."  Tex. Const. art. 1, § 16.  There is no bright line test for what constitutes an "impairment" under the Texas Contract Clause, but the Texas Supreme Court has provided precedential guidance on the issue.  In two older cases, the Texas Supreme Court specifically addressed impairment of the obligation of contract as it relates to bondholders' rights.7  In examining impairment of obligations under the Texas Contract Clause more recently, the Texas Supreme Court has examined whether the impairment is directed against the terms of the contract or has an incidental effect on the contract, and whether the impairment is a valid exercise of the state's police power.

(i)           Bondholders' Rights

The case law regarding impairment of bonds is for the most part quite limited and somewhat dated.  Two Texas Supreme Court cases directly address the issue of state legislation which potentially impairs the rights of bondholders.

In City of Aransas Pass v. Keeling, 247 S.W. 818, 821 (Tex. 1923), the Texas Supreme Court stated:

State and federal authorities are uniform that, when an act of a state Legislature, authorizing a bond issue, creates, or authorizes the creation of, a

7 In City of Aransas Pass v. Keeling, 247 S.W. 818 (Tex. 1923), the court did not distinguish whether it was analyzing impairment of contract under the Texas Constitution or the U. S. Constitution.  In City of Austin v. Cahill, 88 S.W. 542 (Tex. 1905), the court addressed impairment of bondholders' rights under the Federal Contract Clause.

To Each of the Persons Listed
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March 14, 2012

certain fund for the bond's payment, such provision of the act enters into the contract between the debtor and the holders of the bonds, so that it cannot be repealed by subsequent legislation without the substitution of something of equal efficacy.  The subsequent legislation would impair the obligations of the contract, and therefore come under constitutional condemnation.  City of Austin v. Cahill, 99 Tex. 195, 88 S.W. 542, 89 S.W. 552; Basset v. El Paso, 88 Tex. 168, 30 S.W. 893; Morris & Cummings v. State, 62 Tex. 745; Fletcher v. Peck, 6 Cranch, 87, 3 L.Ed. 162; Seibert v. Lewis, 122 U. S. 184, 7 Sup. Ct. 1190, 30 L. Ed. 1161.

In the earlier case of City of Austin v. Cahill, 88 S.W. 542 (1905), the Texas Supreme Court dealt with a situation in which the City of Austin asserted that the Legislature had amended the Charter of the City of Austin by withdrawing the city's taxing power to repay certain previously issued or unrefunded bonds.  The court held that the adversely affected bondholders had a contractual right to compel by mandamus a tax levy which related back to the time when such taxes should have been levied in order for the city to be able to meet its financial obligations under the bonds.  The Texas Supreme Court went on to state:

Much strength is also imparted to this view by the consideration that the Legislature must be presumed to have known that it was not within its constitutional power to impair the contract with the holders of the unrefunded bonds by withdrawing the taxing power which was a part of the obligation of the contract.  U.S. Const. art. 1, § 10.

Cahill, 88 S.W. at 546.

These cases, while quite old, suggest that the Texas courts will look seriously at any effort by the Legislature to impair the rights of the Bondholders to recoup their investment in the Bonds, particularly given the significance of the State Pledge in the issuance of the Bonds.

In a recent case, the Texas Supreme Court has commented upon the validity of Keeling, noting "that when the Legislature provides for the creation of a certain fund for the payment of a bond issue, the provision 'cannot be repealed by subsequent legislation without the substitution of something of equal efficacy."  Edgewood Ind. Sch. Dist. v. Meno, 917 S.W.2d 717, 742 (Tex. 1995) (quoting Keeling, 247 S.W. at 821).  The Edgewood court also pointed out that a lower court had invalidated a limitation on a city's annual tax increases because of the likelihood that the limitation would leave the city with a tax rate which would be insufficient to meet the city's debt service obligations on its bonds.  Id. (citing Determan v. City of Irving, 609 S.W.2d 565, 570 (Tex. Civ. App.—Dallas 1980, no writ)).  However, the Edgewood court drew a distinction between an impairment which results in "the unmitigated repeal of a funding source" and one

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which results in an entity being "clearly able to repay its obligations within statutory and constitutional limitations . . . ."  Id. (emphasis in opinion).  Thus, a critical question which may be examined in a challenge to any State Impairment Legislation under Texas law is whether the Bonds could be repaid despite the impairment.

(ii)           Direct vs. Incidental Effect

Subsequent to its decision in Edgewood, the Texas Supreme Court has suggested that the focus of the Texas Contract Clause is on whether or not legislation alleged to violate the Texas Contract Clause is directed specifically against the terms of the contract, or whether the legislation has only "incidental effects" on the contract.  Barshop v. Medina Cnty. Underground Water Conservation Dist., 925 S.W.2d 618 (Tex. 1996).  In framing such analysis, the Barshop court discussed two earlier cases, Marshall, supra, and Henderson Co. v. Thompson, 300 U.S. 258, 266 (1937).

In Henderson, the U.S. Supreme Court addressed legislation that defined different types of natural gas and prohibited extraction of certain types of gas from certain sources, thus affecting previously agreed contracts for the extraction and sale of gas.  Henderson, 300 U.S. at 266.  Interpreting the Texas Contract Clause, the U.S. Supreme Court restricted the application of Marshall to statutes that were specifically directed against the terms of a contract.  Henderson, 300 U.S. at 266.  The Henderson court noted that the Texas Constitution had "never been held to avoid a police statute dealing directly with physical things in the interest of the public welfare, and touching contractual relationships only incidentally as they may have attached to those physical things prior to the passage of the statute."  Id.  Thus, the natural gas statute at issue in that case was not found to be in violation of the Texas Contract Clause.

In Barshop, the Texas Supreme Court dealt with legislation regulating the extraction of water from an aquifer.  The court favorably cited the Henderson analysis that Marshall applies only to statutes that directly impair a contract pursuant to the police power.  The court also cited Henderson's holding that statutes enacted pursuant to the police power and which have only an incidental effect on a contract are not unconstitutional violations of the Texas Contract Clause.  Barshop, 925 S.W.2d at 634-35.  Because the legislation dealing with water regulation was a valid exercise of the police power necessary to safeguard the public safety and welfare, the Texas Supreme Court upheld the legislation.  Id.

Under this analysis, a court likely would find that legislation directly impairing the rights of Bondholders violates the Texas Contract Clause.  Section 39.310 of PURA specifically authorizes the Bond Issuer to include the State Pledge in documentation related to the Bonds.  Accordingly, legislation that repealed or significantly modified the State Pledge or was directed at reducing, altering, or impairing the value of the Transition Property or the Charges would be

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directed at a material term of the contract, would not be considered "incidental" and would likely be held to be an unconstitutional violation of the Texas Contract Clause, unless the State could demonstrate that the impairment was a legitimate exercise of its police powers to safeguard the public safety and welfare.8

(iii)           Police Power

As explained in Barshop, an exception to the Texas Contract Clause would exist if the legislature could demonstrate that it was exercising the police power necessary to safeguard the public safety and welfare and the impairment is "directed against the terms of a contract."  Barshop, 925 S.W.2d at 634.  A survey of Texas law reveals many instances in which the legislature was justified in impairing contractual rights when it exercised the police power to protect the public safety and welfare, but none that involve the contractual rights of a bondholder.  E.g., Liberty Mut. Ins. Co. v. Tex. Dept. of Ins., 187 S.W.3d 808, 825-26 (Tex. App.—Austin 2006, pet. denied) (holding that a rule requiring insurance companies to pass surpluses through to policyholders was a valid exercise of police power); Trail Enters., Inc. v. City of Houston, 957 S.W.2d 625, 633-34 (Tex. App.—Houston [14th Dist.] 1997, pet. denied) (prohibition on mineral drilling was a valid exercise of police power); Tex. State Teachers Ass'n v. State, 711 S.W.2d 421, 425 (Tex. App.—Austin 1986, writ ref'd n.r.e.) (assuming without deciding that teachers' certificates were protected contract rights, the court held that a state statute requiring teachers to pass a competency test to retain their teaching certification was a valid exercise of police power to protect the safety, health, security, and general welfare of the community); State Bd. of Registration for Prof'l Eng'rs v. Wichita Eng. Co., 504 S.W.2d 606, 608 (Tex. Civ. App.—Fort Worth 1973, writ ref'd n.r.e.) (statute regulating engineering industry such that private party could not use the term "engineering" in name was a valid exercise of police power); Dovalina v. Albert, 409 S.W.2d 616, 619 (Tex. Civ. App.—Amarillo 1966, writ ref'd n.r.e.) (holding that test for licensing of polygraph operators did not unconstitutionally impair a polygraph operator's contract because regulation of professional services, such as polygraph operation, was a legitimate use of police power); Biddle v. Bd. of Adjustment, 316 S.W.2d 437, 440-41 (Tex. Civ. App.—Houston 1958, writ ref'd n.r.e.) (favorably citing Henderson, and holding that zoning ordinance that indirectly affected contractual property rights was a valid exercise of police power).  While the foregoing Texas judicial decisions have held that contracts are not protected by the Texas Contract Clause from an impairment that resulted from a valid exercise of the State's police power necessary to safeguard the public safety and

8 As we previously discussed, the Texas Supreme Court in Marshall held that the entire Bill of Rights in the Texas Constitution (including the Texas Contract Clause) is exempted from the police powers of the State.  Thus, Marshall, as modified by Barshop, would preclude any State Impairment Legislation which directly impaired the terms of the Bondholders' contract, as opposed to having an incidental effect on the contract, even if enacted as part of the State's police powers.

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welfare, none of the decisions involved a pledge similar to the State Pledge or contractual rights of bondholders.

(iv)           Summary

While case law from the Texas Supreme Court on the subject of the scope and breadth of the Texas Contract Clause is limited, based on the above discussion, we are of the opinion that a reviewing court would conclude that the Bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the Texas Contract Clause the constitutionality of any State Impairment Legislation (other than a law passed by the Legislature in the valid exercise of the state's police power necessary to safeguard the public safety and welfare).

(b)           Impairment by the PUCT

The Texas cases cited above have addressed impairments of contractual obligations by the Legislature or a local governmental body.  Nevertheless, if the PUCT were to take action which limits, alters, impairs, or reduces the value of the Transition Property or the Charges, the Bondholders could also challenge the PUCT under the Texas Contract Clause.  Ratemaking by a regulatory agency, such as the PUCT, has been characterized as being a legislative activity.  R.R. Comm'n v. Houston Natural Gas Corp., 289 S.W.2d 559, 562 (Tex. 1956); Cent. Power & Light Co. v. Pub. Util. Comm'n of Tex., 36 S.W.3d 547, 554 (Tex. App.—Austin 2000, pet. denied). In addition, in reviewing regulatory actions by the PUCT, Texas courts have applied the constitutional prohibitions against ex post facto and retroactive laws.  Pub. Util. Comm'n v. S.W. Bell Tel. Co., 615 S.W.2d 947, 956-57 (Tex. Civ. App.—Austin 1981), writ ref'd n.r.e. per curium 622 S.W.2d 82 (Tex. 1981); Cent. Power & Light, 36 S.W.3d at 554.  These prohibitions, like the constitutional prohibition on impairment of contracts, are found in Article I, §16 of the Texas Constitution.

Thus, if the PUCT were to exercise ratemaking or other legislative powers that substantially impaired the Transition Property or Charges created under the Financing Order, such action would give rise to state claims, similar to actions of the Legislature taken in derogation of the State Pledge.  PURA § 39.304(b) states, "The financing order shall remain in effect and the property shall continue to exist for the same period as the pledge of the state described in Section 39.310."  This statutory provision and the terms of the Financing Order discussed below support the conclusion that a reviewing Texas state court likely would treat action by the PUCT repudiating the pledge in the Financing Order not to impair the Charges, in a manner similar to a repeal of the State Pledge by the Legislature.  See Lower Colorado River Auth. v. McCraw, 83 S.W.2d 629 (Tex. 1935).  Texas state courts have enjoined unconstitutional

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action by members of a state agency, as discussed below.  State Bd. of Ins. v. Prof'l & Bus. Men's Ins. Co., 359 S.W.2d 312, 315 (Tex. Civ. App.—Austin, 1962, writ ref'd n.r.e.).

In Conclusion of Law No. 39 of the Financing Order, the PUCT acknowledges that it is bound by the State Pledge:

Pursuant to PURA § 39.310, the State of Texas has pledged for the benefit and protection of all financing parties and TCC that it (including the Commission) will not take or permit any action that would impair the value of transition property, or, except as permitted by PURA § 39.307, reduce, alter or impair the transition charges to be imposed, collected, and remitted to any financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds have been paid and performed in full. [Bond Issuer], in issuing transition bonds, is authorized pursuant to PURA § 39.310 and this Financing Order to include this pledge in any documentation relating to the transition bonds.

The statute and the Financing Order also contain language prohibiting the PUCT from impairing the Financing Order and the Charges. Section 39.303(d) of PURA states:

A financing order shall become effective in accordance with its terms, and the financing order, together with the transition charges authorized in the order, shall thereafter be irrevocable and not subject to reduction, impairment, or adjustment by further action of the Commission, except as permitted by Section 39.307 (relating to true ups).

This statement is reiterated in Conclusion of Law 19 of the Financing Order.  In addition, Ordering Paragraph 54 of the Financing Order states:

Further Commission Action.  The Commission guarantees that it will act pursuant to this Financing Order as expressly authorized by PURA to ensure that expected transition charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the transition bonds issued pursuant to this Financing Order and other costs, including fees and expenses, in connection with the transition bonds.

Therefore, we are of the opinion that a reviewing Texas state court would treat a substantial impairment of the Financing Order or PURA by PUCT in the same manner as, and subject to the same qualifications as, State Impairment Legislation.

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(c)           Remedies for Impairment

An unconstitutional impairment of contract may be challenged in many ways, and we do not express an opinion as to the form of such a challenge or the remedies that may be available in any given case.  However, Texas law does afford an adequate forum to address whether legislative or administrative action is unconstitutional.  Specifically, we have been asked to address the remedies of (1) a declaratory judgment that the legislative or administrative action which will allegedly cause an impairment of the contract is invalid and (2) a permanent and / or temporary injunction enjoining state officials from enforcing such legislative or administrative action.

(1)           Declaratory Relief

The Texas Uniform Declaratory Judgments Act provides in pertinent part:

A person . . . whose rights, status, or other legal relations are affected by a statute, municipal ordinance, contract, or franchise may have determined any question of construction or validity arising under the instrument, statute, ordinance, contract, or franchise and obtain a declaration of rights, status, or other legal relations thereunder.

Tex. Civ. Prac. & Rem. Code § 37.004(a).  Thus, the validity of legislation effecting the impairment the obligation of contract is an appropriate matter for declaratory relief.

"Private parties may seek declaratory relief against state officials who allegedly act without legal or statutory authority . . . .  This is because suits to compel state officers to act within their official capacity do not attempt to subject the State to liability . . . .  Therefore, certain declaratory-judgment actions against state officials do not implicate the sovereign-immunity doctrine."  Texas Natural Res. Conservation Comm'n v. IT-Davy, 74 S.W.3d 849, 855 (Tex. 2002) (internal citations omitted); see also City of El Paso v. Heinrich, 284 S.W.3d 366, 372 (Tex. 2009).  Such a suit "must not complain of a government officer's exercise of discretion, but rather must allege, and ultimately prove, that the officer acted without legal authority or failed to perform a purely ministerial act."  Id. at 372.  Declaratory judgment suits of this nature "must be brought against the state actors in their official capacity.  This is true even though the suit is, for all practical purposes, against the state."  Id. at 373;9 see also Texas Dep't of Ins. v. Reconveyance Svs., Inc., 306 S.W.3d 256, 258 (Tex. 2010).  Further, whether to provide

9 The Heinrich court distinguished declaratory judgment suits based upon allegations that state officials acted without legal or statutory authority from claims "challenging the validity of ordinances or statutes," the latter of which require that the relevant governmental entities be made parties pursuant to the Texas Declaratory Judgment Act.  See Heinrich, 284 S.W.3d at 373, n. 6.

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declaratory relief is subject to the courts' discretion:  "A trial court has discretion to enter a declaratory judgment so long as it will serve a useful purpose or will terminate the controversy between the parties."  Bonham State Bank v. Beadle, 907 S.W.2d 465, 468 (Tex. 1995).

Whether a declaration of the invalidity of legislation impairing the obligation of contract will be available will hinge on the matters discussed previously in this opinion.  Specifically, it must be demonstrated that (i) such legislative or administrative action caused a substantive impairment which significantly affected the security for the Bonds or prevented payments of the Bonds and (ii) the legislative or administrative action was an invalid exercise of the State's police power.  If such a declaration were obtained, a plaintiff may also be entitled to permanent injunctive relief.

(2)           Permanent Injunctive Relief

Texas Civil Practice & Remedies Code section 65.011 provides that:

A writ of injunction may be granted if:

(1)  the applicant is entitled to the relief demanded and all or part of the relief requires the restraint of some act prejudicial to the applicant;. . .

(3)  the applicant is entitled to a writ of injunction under the principles of equity and the statutes of this state relating to injunctions;. . .or

(5)  irreparable injury to real or personal property is threatened, irrespective of any remedy at law.

Texas courts require that a party seeking permanent injunctive relief demonstrate the following:  (1) the existence of a wrongful act, (2) the existence of imminent harm, (3) the existence of irreparable injury, and (4) the absence of an adequate remedy at law. Pinebrook Properties, Ltd. v. Brookhaven Lake, 77 S.W.3d 487, 505 (Tex. App.—Texarkana 2002, pet. denied); Jordan v. Landry's Seafood Restaurant, Inc., 89 S.W.3d 737, 742 (Tex. App.—Houston [1st Dist.] 2002, pet. denied); Priest v. Texas Animal Health Comm'n, 780 S.W.2d 874, 875 (Tex. App.—Dallas, 1989, no writ).10  "The grant or refusal of a permanent or temporary

10  Additionally, Courts generally balance equities to determine whether granting an injunction is proper.  "Because an injunction is an equitable remedy, the trial court weighs the respective conveniences and hardships of the parties and balances the equities.  The trial court must balance the equities before issuing an injunction, considering injury to (1) the defendant and the public if the injunction is granted and (2) the complainant if the injunction is denied."  Pool v. River Bend Ranch, LLC, 346 S.W.3d 853, 860 (Tex. App.—Tyler 2011, pet. denied).  Thus, if the public interest is involved, courts will determine whether granting a writ will cause harm to the public disproportionate to the harm to the private litigant seeking protection of the injunction. See Storey v. Central Hide & Rendering Co., 226 S.W.2d 615 (Tex. 1950); Hooks Tel. Co. v. Leary, 352 S.W.2d 755 (Tex. Civ. App.—Texarkana, 1961, no writ). If damage to private individuals outweighs the benefit accruing to the public, the injunction will be granted.  Mitchell v. City of Temple, 152 S.W.2d 1116, 1117 (Tex. Civ. App.—Austin, 1941, writ ref'd w.o.m.)

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injunction is ordinarily within the sound discretion of the trial court.  On appeal, review of the  trial court's action is limited to the question of whether the action constituted a clear abuse of discretion."   Priest, 780 S.W.2d at 875; see also Walling v. Metcalfe, 863 S.W.2d 56, 58 (Tex. 1993) (citing State v. Walker, 679 S.W.2d 484 (Tex. 1984)).

Here, if the legislative or administrative action is found to be unconstitutional, then the plaintiffs could obtain an injunction prohibiting state officers from enforcing such legislation or regulation.  "[A] suit asserting that a governmental officer 'acted without legal authority' and seeking to compel the official 'to comply with statutory or constitutional provisions' is an ultra vires suit that is not protected by sovereign immunity."  Texas State Bd. of Pub. Accountancy v. Bass, No. 03-09-00251-CV, 2011 Tex. App. LEXIS 294, at *8 (Tex. App.—Austin Jan. 14, 2011, no pet. h.) (citing Heinrich, 284 S.W.3d 366, 372 (Tex. 2009)).  Thus, a plaintiff may seek injunctive relief when the government acts in a way that exceeds its authority granted by the constitution.  Dir. of Dept. of Agric. and Env't v. Printing Indus. Ass'n of Texas, 600 S.W.2d 264, 265-66 (Tex. 1980) (further noting that "[i]t is also a correct statement of the law that an entity or person whose rights have been violated by the unlawful action of a State official, may bring suit to remedy the violation or prevent its occurrence, and such suit is not against the State requiring legislative or statutory authorization."). See also Marshall, 76 S.W.2d at 1008 (enjoining the enforcement of an unconstitutional Moratorium Law passed during the Great Depression); Texas Workers' Comp. Comm'n v. Horton, 187 S.W.3d 282, 285 (Tex. App.—Beaumont 2006, no pet.) ("[A] suit for injunctive relief against a state agency is maintainable only if the pleadings, together with the relevant evidence, show that the agency's activity is unlawful because it lacks statutory authorization.").  A claimant who successfully proves an ultra vires claim is entitled to prospective injunctive relief, as measured from the date of the injunction, rather than to an award of past money damages.  Heinrich, 284 S.W.3d at 376.

(i)           Wrongful Act

As noted above, the "existence of a wrongful act" must be shown in order for a permanent injunction to be issued.  Pinebrook, 77 S.W.3d at 505; Jordan, 89 S.W.3d at 742; Priest, 780 S.W.2d at 875.  The requirement of showing a wrongful act could most likely be satisfied by demonstrating that the legislative or administrative action is unconstitutional.  Texas courts have granted injunctions prohibiting the enforcement of unconstitutional statutes.  See, e.g., City of Beaumont v. Bouillion, 896 S.W.2d 143, 148–49 (Tex. 1995) (noting that "suits for

(discussing a temporary injunction).  Here, for the state officials to claim that the legislative or administrative action is warranted, they will most likely argue that there is a public interest to be protected by such action.  In Mitchell, for example, the Court held that the harm to the 15,000 residents of Temple by enjoining the operation of a sewage plant outweighed the harm to individual citizens claiming injury from continued operation of the plant.  Conversely, in Burrow v. Davis, 226 S.W.2d 199 (Tex. Civ. App.—Amarillo, 1949, writ ref'd n.r.e.), the Court refused to enjoin completion of construction of a building or require that structure to be torn down even though it slightly inconvenienced the public because it encroached upon two public streets, since on balancing the equities, the harm to the individual owners of destroying their property was greater than the harm to the adjacent property owners.

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equitable remedies for violation of constitutional rights are not prohibited.") (citing Tex. Const. art. I, § 29, which provides ". . . we declare that everything in this "Bill of Rights" is excepted out of the general powers of government, and shall forever remain inviolate, and all laws contrary thereto, or to the following provisions, shall be void."); Pierce v. Stephenville, 206 S.W.2d 848, 851–52 (Tex. Civ. App.—Eastland, 1947, no writ) (upholding the issuance of a temporary injunction preventing the enforcement of a city ordinance imposing an occupation tax on itinerant photographers).

Texas courts have consistently recognized that "the unlawful acts of public officials may be restrained when they would cause irreparable injury or when such remedy is necessary to prevent a multiplicity of suits."  Texas State Bd. Of Exam'rs in Optometry v. Carp, 343 S.W.2d 242, 245 (Tex. 1961).  In Dallas v. Sweitzer, 881 S.W.2d 757 (Tex. Civ. App.—Dallas, 1994, writ denied), for example, a plaintiff brought suit on behalf of litigants in Dallas County, seeking to enjoin the County from collecting court-related fees not authorized by the law.  Id. at 762–64.  The appellate court upheld the trial court's decision to enjoin the collection of some of these fees, which violated the open courts provision of the Texas Constitution.  Id. at 769.  Citing Carp, the Court noted that injunction was the proper remedy to restrain unlawful acts of public officials which would cause irreparable harm or which would result in a multitude of lawsuits.  Id.  As a result, if the court finds the legislative or administrative action is unconstitutional, then the wrongful act requirement will have been satisfied.

(ii)           Imminent and Irreparable Harm

The existence of imminent and irreparable harm must be demonstrated in order for a permanent injunction to be issued.  Pinebrook, 77 S.W.3d at 505; Jordan, 89 S.W.3d at 742; Priest, 790 S.W.2d at 875.  In Missouri, K & T. Ry. Co. of Texas v. Shannon, 100 S.W. 138 (Tex. 1907), the Texas Supreme Court held that it had the power to enjoin members of the state tax board from taking action under a state statute concerning valuation of intangible assets alleged to be unconstitutional.  Id. at 140.  The Court looked to cases decided by the U.S. Supreme Court—most notably to Justice Holmes' opinion in Fargo v. Hart, 193 U.S. 490 (1904)—for guidance in determining when a court may prevent officials from acting under statutory authority.  Shannon, 100 S.W. at 140.  After review of such precedent, the Court held that it could act to prevent future acts under an invalid statute only when such acts were likely to occur.  Id.

The Shannon Court stated that it could not enjoin state officers from acting under an unconstitutional statute "unless the officers are about to do some act which, if not authorized by law, constitutes an unlawful interference with [the complainants'] rights."  Id.  at 140.  Consequently, an injunction will not issue unless it is shown that the respondent will engage in the activity enjoined.  State v. Morales, 869 S.W.2d 941, 946 (Tex. 1994).  See also Frey v. DeCordova Bend Estates Owners

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Ass'n, 647 S.W.2d 246, 248 (Tex. 1983) (holding that the fear or apprehension of the possibility of injury is not a basis for injunctive relief).

An injunction applicant must also allege that, if an injunction is not issued, the harm that will occur is irreparable.  Town of Palm Valley v. Johnson, 87 S.W.3d 110, 110 (Tex. 2001).  Texas precedent dictates that the harm caused by a violation of constitutionally protected rights is, as a matter of law, irreparable.  See S.W. Newspapers Corp. v. Curtis, 584 S.W.2d 362, 368 (Tex. App.—Amarillo 1979, no pet.) ("The publisher has plead [sic] and shown by nonconflicting evidence the denial of a constitutionally guaranteed right which, as a matter of law, inflicts an irreparable injury.").  This proposition was echoed by the Court in Operation Rescue Nat'l v. Planned Parenthood, 937 S.W.2d 60 (Tex. App.—Houston [14th Dist], 1996), judgment affirmed as modified on other grounds, Operation Rescue Nat'l v. Planned Parenthood of Houston and Southeast Tex., Inc., 975 S.W.2d 546 (Tex. 1998), rehearing of cause overruled (Oct. 15, 1998), in which the Court recognized that "[u]nder Texas law, a violation of a constitutionally guaranteed right inflicts irreparable injury warranting injunctive relief."  Operation Rescue Nat'l, 937 S.W.2d at 77 (enjoining the violent protests of anti-abortion advocates).  Of course, various other types of injuries may be deemed irreparable.  Disruption of business, for instance, may constitute the type of harm for which an injunction may issue. Liberty Mut. Ins. Co. v. Mustang Tractor & Equip. Co., 812 S.W.2d 663, 666 (Tex. App.—Houston [14th Dist.] 1991, no writ).

The requirement of irreparability implies an ongoing, rather than a singular, wrong.  "When the jury finds violations occurring and continuing up to or near the date of the trial, the trial court may, in equity, determine that the defendant has engaged in a settled course of conduct and may assume that it will continue, absent clear proof to the contrary."  State v. Tex. Pet Foods, Inc., 591 S.W.2d 800, 804 (Tex. 1979).  In such a situation, a court's exercise of its equity powers in issuing an injunction is proper, even if the defendant promises cessation of a wrongful activity.  Id; see also Operation Rescue Nat'l, 937 S.W.2d at 77 ("[w]hen the clinic faced a continuation of picketing and harassment by abortion protesters, we determined that a suit for money damages for loss of business was insufficient, and the only adequate remedy was an injunction limiting the protests.") (citing Right to Life Advocates, Inc. v. Aaron Women's Clinic, 737 S.W.2d 564, 571 (Tex. App.—Houston [14th Dist.] 1987, writ denied), cert. denied, 488 U.S. 824 (1988)); Tri-Star Petroleum Co. v. Tipperary Corp. 101 S.W.3d 583, 591 (Tex. App.—El Paso 2003, pet. denied) (finding the irreparable injury requisite to support an injunction because the applicants were "suffering ongoing and continuing harm" because of an oil operator's wrongful refusal to cease operations).  As is clear from the Operation Rescue and Southwestern Newspapers opinions, a violation of rights guaranteed or protected by the constitution is the type of irreparable harm the injunction statute was intended to prevent.  Id. at 77; see also Iranian Muslim Org. v. City of San Antonio, 615 S.W.2d 202, 208 (Tex. 1981) ("The federal courts have also held that the denial of First Amendment rights inflicts irreparable injury.").

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An unconstitutional government action negatively affecting the value or payment of Bonds would, in all likelihood, amount to the type of ongoing, irreparable harm necessary to support the issuance of a permanent injunction.  In many cases, courts have concluded that injunctive relief was appropriate to prevent the improper expenditure of funds by government officials.  For example, courts have held that an injunction is appropriate to enjoin government officials from diverting public funds from a statutorily required to an unauthorized use.  See City of Dallas v. Mosely, 286 S.W. 497, 499 (Tex. Civ. App.—Dallas, 1926), aff'd 17 S.W.2d 36 (Tex. Comm'n. App. 1929) ("A writ of injunction will properly issue to restrain the diversion of public funds intrusted to public officers for special use.").  Courts have also enjoined the illegal expenditure of public funds.  See Osborne v. Keith, 177 S.W.2d 198, 200 (Tex. 1944) (recognizing the right of Courts to enjoin public officials to spend funds pursuant to an illegal contract); Bexar County v. Wentworth, 378 S.W.2d 126, 129 (Tex. Civ. App.—San Antonio, 1964, writ ref'd n.r.e.) (upholding the grant of a temporary injunction restraining a government official from spending money on goods for the government under a contract in which he had an interest).  Furthermore, as noted by the Texas Supreme Court in Calvert v. Hull, 475 S.W.2d 907 (Tex. 1972), private citizens may sue public officials (e.g., the comptroller) to enjoin the expenditure of appropriated funds.  Id. at 908.

In accordance with this Texas precedent, legislative or administrative action which would divert funds pledged to the Bonds would probably be construed as action which causes irreparable harm to the Bondholders.  The Transition Property at issue is limited in time, and diverted funds may not be replaced.  Furthermore, the continued existence of legislation or regulation which effectuates diminution of the Bonds' value is not a one-time occurrence but a persistent threat to the Bondholders' rights.

           (iii)           No Adequate Remedy at Law

A party seeking permanent injunctive relief must further establish that it has no adequate remedy at law.  Pinebrook, 77 S.W.3d at 505; Jordan, 89 S.W.3d at 742; Priest, 790 S.W.2d at 875.  "Although the equitable remedy of an injunction may not be obtained if there is an adequate remedy at law, that remedy must be as 'plain and complete, and as practical and efficient to the end of justice and its prompt administration as a remedy in equity.' Thus, a party requesting a temporary injunction has the duty to negate the existence of adequate legal remedies."  Minexa Arizona, Inc. v. Staubach, 667 S.W. 2d 563, 567 (Tex. App.—Dallas 1984, no writ) (quoting Hancock v. Bradshaw, 350 S.W.2d 955, 957 (Tex. Civ. App.—Amarillo 1961, no writ)).  The requirements of "irreparable injury" and "no adequate remedy at law" are inextricably linked.  Wright v. Sport Supply Grp., Inc., 137 S.W.3d 289, 294 (Tex. App.—Beaumont 2004, no pet.). "One way to establish irreparable injury is to show the damages 'cannot be measured by any certain pecuniary standard.'"  Id. (citing Butnaru v. Ford Motor Co., 84 S.W.3d 198, 204 (Tex. 2002)).  If there is "no real legal measure of damages or none that can be determined with a sufficient degree of certainty, i.e., a

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noncompensable injury," injunctive relief is appropriate.  Synergy Ctr., Ltd. v. Lone Star Franchising, Inc., 63 S.W.3d 561, 567 (Tex. App.—Austin 2001, no pet.).

The requirement of a lack of an adequate remedy at law may be demonstrated in any number of ways.  For example, in Telephone Equip. Network, Inc. v. TA/Westchase Place, Ltd., 80 S.W.3d 601 (Tex. App.—Houston [1st Dist.] 2002), a landlord, who had previously brought an action against a commercial tenant for breach of contract, secured an injunction restraining the holder of promissory notes signed by the tenant from selling or transferring the tenant's property.  Id. at 610.  The holder intended to foreclose on all of the tenant's assets, which would have led to the tenant's insolvency.  Id.  In Ebony Lake Healthcare Center v. Texas Dept. of Human Services, 62 S.W.3d 867 (Tex. App.—Texarkana 2003, no pet.), the court issued a temporary injunction prohibiting the release of confidential information obtained during employment, pursuant to a Public Information Act request.  Id. at 874.  An injunction could also issue, for instance, to prevent the use of a trade name, where the applicant testifies that the name confusion was hurting his company, but in which the applicant could not ascertain how many potential customers were lost.  Thompson v. Thompson Air Conditioning and Heating, Inc., 884 S.W.2d 555, 560 (Tex. App.—Texarkana 1994, no writ).

In the instant situation, it may be the case that the Bondholders could not obtain adequate money damages or that they could not quantify their loss with certainty, even if they were authorized to pursue such damages.11  The United States Supreme Court recognized the difficulty in assessing damages to bondholders stemming from a repeal of a statutory pledge in U.S. Trust Co. v. New Jersey, 431 U.S. 1 (1977).  In U.S. Trust Co., the states of New York and New Jersey entered into a legislative compact with each other and with holders of bonds which were issued by the Port Authority of New York and New Jersey to finance the construction of the World Trade Center and the acquisition of the Hudson & Manhattan Railroad.  Id. at 8–9.  This compact included a covenant that so long as any bonds remained outstanding and unpaid, neither the states nor the Port Authority would apply any of the revenues or reserves which were then or would be in the future pledged as security for the bonds to any railroad purposes other than certain enumerated purposes.  Id. at 9-10.  The governors of both states subsequently signed legislation effectively repealing the covenant, in response to a national energy crisis.  Id. at 10.  The legislation was intended to allow the Port Authority to assume greater deficits than permitted by the covenant, for the purpose of subsidizing a rail project not included in the covenant's permitted purposes.  Id. at 10-12.  The Supreme Court held that the repeals violated the contract clause of the Federal Constitution, finding that the repeals impaired valid contracts between the states and the bondholders.  Id. at 28.

11 Retrospective monetary claims brought against the State are generally barred by sovereign immunity.  See City of Houston v. Williams, 216 S.W.3d 827, 828–29 (Tex. 2007).

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The parties in U.S. Trust Co. sharply disagreed about the value of the covenant and about the damages the bondholders may have suffered as a result of the states' repeal.  Id. at 18–19. The Supreme Court found in the trial record significant evidence that the market price for the Port Authority Bonds was adversely affected immediately after the covenant was repealed.  Id. at 19.  The appellees responded by noting that the bonds had retained their "A" Rating.  Id.  Without ruling on the bond's valuation, the Court described the difficulty of assessing the monetary impact of the repeal of the covenant upon the market price of the bonds.  Id.  After establishing that it could not ascertain with certainty that the fluctuations in market price were caused by the repeal of the covenant, the Court simply determined that "no one can be sure precisely how much financial loss the bondholders suffered."  Id. at 19 (emphasis added).

Thus, U.S. Trust Co., involving the repeal of a covenant analogous to the State Pledge, establishes the difficulty of ascertaining damages in this case.  Even if such damages could be assessed with certainty, the Bondholders may not have an adequate state law vehicle to effectuate recovery.  As a result, there may well be no adequate remedy at law for the Bondholders, and it is likely that a substantial impairment in this case would justify the granting of permanent injunctive relief.

(3)           Temporary Injunctive Relief

(i)           Preserving the Status Quo

Temporary injunctive relief is warranted when an applicant shows that it is entitled to preserve the latest uncontested status quo of the subject matter of the suit pending trial on the merits.  31-W Insulation Co., Inc. v. Dickey, 144 S.W.3d 153, 156 (Tex. App.—Fort Worth 2004, pet. withdrawn).  The status quo to be preserved is "the last, actual, peaceable, non-contested status that preceded the pending controversy."  Law v. William Marsh Rice Univ., 123 S.W.3d 786, 791 (Tex. App.—Houston [14th Dist.] 2003, pet. denied) (quoting State v. S.W. Bell Tel. Co., 526 S.W.2d 526, 528 (Tex. 1975)).

"It is also a rule of law that District Courts may restrain the enforcement of administrative orders of State Boards and agencies for the purpose of preserving the status quo pending trial on the merits of a suit to set aside such order."  State Bd. of Ins. v. Prof'l & Bus. Men's Ins. Co., 359 S.W.2d 312, 315 (Tex. Civ. App.—Austin 1962, writ ref'd n.r.e.) (citing R.R. Comm'n v. Shell Oil Co., 206 S.W.2d 235, 242 (Tex. 1947).  Further, "[t]he rules applicable to injunctions pending trial are directed at, inter alia, preventing the risk of injustice occasioned when a party would otherwise be denied a course of conduct that he may have a legal right to pursue."  Simon Prop. Grp., L.P. v May Dep't Stores, 943 S.W.2d 64, 70 (Tex. App.—Corpus Christi, 1997, writ denied)

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The relevant, latest, uncontested status quo in this case would be the state of the Bonds immediately prior to the enactment of any challenged legislation or regulation.  Specifically, the Bonds would be subject to the State Pledge, the Financing Order would remain in effect, and the Transition Property and Charges would continue to be operative.  To be entitled to temporary injunctive relief, maintaining this status quo pending and throughout a trial in which the Bondholders seek declaratory or permanent injunctive relief, the Bondholders would be required to prove the typical requirements for injunctive relief—namely, imminent and irreparable harm and no adequate remedy at law.  S.W. Bell, 526 S.W.2d at 528; Simon Prop. Group, L.P., 943 S.W.2d at 70.12

(ii)           Probable Right to Recovery

In addition, applicants for temporary injunctions must prove a probable right to recovery in the underlying lawsuit.  Butnaru, 84 S.W.3d at 204.  A probable right to recovery could be shown by demonstrating that the legislative or administrative action was unconstitutional.  The Bondholders would not be required to establish that they would ultimately prevail, but only that they are entitled to preservation of the status quo pending trial on the merits.  Universal Health Servs. v. Thompson, 24 S.W.3d 570, 576 (Tex. App.—Austin 2000, no pet.); Walling, 863 S.W.2d at 58.  In Walgreen, the State Board of Pharmacy revoked operation permits from 59 pharmacies based on a state statute requiring pharmacies to post a list of the most prescribed drugs, along with the maximum prices of these drugs. Id. at 846–47.  The pharmacies sought a declaratory judgment that the statute violated the equal protection laws in the U.S. Constitution, and sought a temporary injunction in the interim, pending final resolution.  Id. at 846.  The court granted the request for temporary injunction, after determining from the pleadings and evidence adduced at trial that the applicants' claims were bona fide and that irreparable harm would ensue if the appellees were not immediately enjoined.   Id. at 848.  The court concluded that the status quo must be maintained to ensure the effectiveness of the stores' permits.  Id.

Assuming that the injunction is not adverse to the public interest13 it is likely that the Bondholders would be entitled to temporary injunctive relief, pending the outcome of a trial for declaratory or permanent injunctive relief.  As noted above, the Bondholders would not be required to prove that they would prevail.  Rather, they would be held to the burden of demonstrating a meritorious, bona fide complaint and entitlement to preservation of the status quo.  Universal Health Servs., 24 S.W.3d at 570.

12 In the case of regulation affecting the Bonds, Bondholders may be required to show that administrative remedies which would normally be available would be an inadequate means of redress. Texas State Bd. of Pharmacy v. Walgreen Texas Co., 520 S.W.2d 845 (Tex. Civ. App.—Austin, 1975, writ refd n.r.e.).

13 As in the case of permanent injunctions, a court considering whether to issue a temporary injunction will balance the equities between the parties to determine whether an injunction should issue.  See the discussion at Note 10, supra.

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(iii)           Imminent and Irreparable Harm/Lack of Adequate Remedy at Law

Applicants seeking temporary injunctions must show that they will suffer imminent and irreparable harm and an absence of any adequate remedy at law in the interim period.  S.W. Bell, 526 S.W.2d at 528; Simon Prop. Grp., L.P., 943 S.W.2d at 70.  To satisfy these requirements, Bondholders would most likely need to establish the possibility of harm such as suspended payments, reduction in the market price of the bonds, and a possible default by the issuer of the Bonds.  Texas courts have often considered the probability that a party will not be able to respond in damages or that the party is insolvent as factors in determining whether to issue temporary injunctions.  See Loye v. Travelhost, Inc., 156 S.W.3d 615, 621 (Tex. App.—Dallas 2004) ("A plaintiff does not have an adequate remedy at law if the defendant is insolvent."); Texas Indus. Gas v. Phoenix Megallurgical Corp., 828 S.W.2d 529, 534 (Tex. App.—Houston [1st Dist.] 1992) (temporary injunction was proper where the uncontroverted evidence showed that the party against whom injunction was sought was a slow payer and apparently had liabilities greater than its assets).  In Walling, the Supreme Court of Texas looked to Roland Mach. Co. v. Dresser Indus., 749 F.2d. 380, 386 (7th Cir. 1984) for guidance in determining when an injunction applicant may not have an adequate remedy at law.  In that case, the Seventh Circuit identified the following situations in which temporary injunctive relief was particularly appropriate:

(a)  The damage award may come too late to save the plaintiff's business. He may go broke while waiting, or may have to shut down his business but without declaring bankruptcy. . . .

(b)  The plaintiff may not be able to finance his lawsuit against the defendant without the revenues from his business that the defendant is threatening to destroy. . . .

(c)  Damages may be unobtainable from the defendant because he may become insolvent before a final judgment can be entered and collected. . . .

(d)  The nature of the plaintiff's loss may make damages very difficult to calculate.

Id. at 386.

Bondholders could proffer a colorable argument that they would suffer irreparable harm if state legislative or administrative action caused delays in payment and threats of default on the Bonds.  For example, if the Charges or payments to the Bond Issuer were halted or reduced, this could result in a downgrade of the Bond's ratings.  This downgrade would likely produce a loss

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of value in the Bonds and could cause Bondholders to sell their Bonds at prices lower than they could have sold them prior to any repeal.  Delays in payment or non-payment of interest or principal on the Bonds could also result.  Regardless, as noted by the U.S. Supreme Court in U.S. Trust Co., it would be very difficult to place a monetary valuation on any such damages.  431 U.S. at 19.  Further, any monetary loss due the Bondholders because of ratings downgrade and the resulting decrease in market value of the bonds could probably not be recovered from the State of Texas in a proceeding at law.  "Our State does not recognize a common law cause of action for damages to enforce constitutional rights."  Beaumont, 896 S.W.2d at 150.

Texas courts might find that a delay of payments or non-payment until final judgment is not the type of "irreparable harm" which a temporary injunction seeks to prevent pending resolution of the matter, unless the delay resulted in the insolvency of either party or in the destruction of a party's business.  For instance, in LeFaucheur v. Williams, 807 S.W.2d 20 (Tex. App.—Austin, 1991, no writ), the court refused to issue a temporary injunction in part because the plaintiff failed to allege or prove that the defendant could not satisfy an money judgment.  Id. at 23.

A court's determination of the appropriateness of a temporary injunction in this case will depend on the facts and evidence presented to the court.  If the court finds that the Bondholders have demonstrated a probable right to recovery, as well as imminent and irreparable harm for which there is no adequate remedy at law, the court will issue a temporary injunction, restoring the status quo immediately preceding any contested legislation or regulation.

4.  State Action and the Texas Takings Clause.

The power of the State of Texas to take private property for public use "is a right inherent in an organized society."  Tex. Highway Dep't. v. Weber, 219 S.W.2d 70, 71 (Tex. 1949).  Texas courts have construed the Texas Takings Clause as a limitation on the State.  This provision does not alter the State's right to take property, but instead requires the government, when it exercises its power to take private property, to adequately compensate the person whose property is taken, damaged or destroyed.  Sheffield Dev. Co., Inc. v. City of Glenn Heights, 140 S.W.3d 660, 669 (Tex. 2004).  The federal takings clause,14 which applies to State actions through the Fourteenth Amendment,15 also restricts a state's power to take private property for public use without just compensation.  Palazzolo v. Rhode Island, 533 U.S. 606, 617 (2001).16

14 U.S. Const. amend. V (". . .  nor shall private property be taken for public use, without just compensation.").
15 U.S. Const. amend. XIV.
16 For a more detailed analysis of the application of the federal takings clause to State Impairment Legislation and to PUCT Impairment Action, we refer you to the opinion of Sidley Austin LLP of even date.

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Because of the substantial similarities between the Texas Takings Clause and the federal takings clause, Texas courts have relied in a number of cases on the United States Supreme Court's interpretation of the federal takings clause to construe the Texas Takings Clause.  See, e.g., Town of Flower Mound v. Stafford Estates Ltd., 135 S.W.3d 620, 630-31 (Tex. 2004) (assuming uniform application of the two constitutional provisions in the absence of argument that differences in wording were significant to the issues in question); City of Austin v. Travis Cnty. Landfill Co., 73 S.W.3d 234, 238 (Tex. 2002) (looking to federal law to determine whether civilian overflights affecting a landfill constituted a taking); City of Corpus Christi, 51 S.W.3d at 241-243 (examining federal law to determine whether utility charges amounted to a taking); City of Carrollton v. HEB Parkway S., Ltd., 317 S.W.3d 787, 793–94 (Tex. App.—Fort Worth 2010, no pet.) (examining a takings claim under the federal standards in the absence of argument by either party that the federal and Texas standards differed).  Accordingly, Texas judicial decisions hold that governmental action will result in a compensable taking where the governmental action deprives the landowner of all economically viable use of property or renders the property valueless.  Mayhew v. Town of Sunnyvale, 964 S.W.2d 922, 935 (Tex. 1998) (citing Dolan v. City of Tigard, 512 U.S. 374(1994), and Lucas v. S.C. Coastal Council, 505 U.S. 1003 (1998)); City of College Station v. Turtle Rock Corp., 680 S.W.2d 802, 806 (Tex. 1984); City of Austin v. Teague, 570 S.W.2d 389, 393 (Tex. 1978).

As discussed in Subpart 4.B. below, the Texas courts also recognize that, where governmental action falls short of a total taking or complete destruction of the value of property, a claim for a "regulatory taking" can be asserted where the government action has unreasonably interfered with an owner's right to use and enjoy property.  See Sheffield, 140 S.W.3d at 671-79; Mayhew, 964 S.W.2d at 933-38; City of Sherman v. Wayne, 266 S.W.3d 34, 43 (Tex. App.—Dallas 2008, no pet.).17

Furthermore, the Texas Supreme Court has interpreted the Texas Takings Clause as providing greater protection to owners of private property than the federal takings clause because, unlike the language of the federal takings clause that refers only to "taking," the Texas Takings Clause applies more broadly to "taking," "damaging," or "destroying" private property.  City of Dallas v. Jennings, 142 S.W.3d 310, 313 (Tex. 2004); Steele v. City of Houston, 603 S.W.2d 786, 790-91 (Tex. 1980); Fort Worth & R.G. Ry. Co. v. Jennings, 13 S.W. 270, 270-71 (Tex. 1890).  Thus, the language of the Texas Takings Clause would enable a court to determine

17 A recent decision by the Texas Supreme Court and others by Texas courts of appeals emphasize the importance of distinguishing between physical takings and regulatory takings in determining the precedential value of previous opinions.  See, e.g., Lowenburg v. City of Dallas, 168 S.W.3d 800, 801-02 (Tex. 2005) ("[Because] there are several sharp distinctions between  physical takings and regulatory takings," it is "often inappropriate to treat cases involving one as controlling precedent for the other."); City of Houston v. Maguire Oil Co., 342 S.W.3d 726, 735 (Tex. App.—Houston [14th Dist.] 2011, pet. denied) (same) (quoting Lowenburg, 168 S.W.3d at 801-02).  It is not clear that this emphasis will change Texas courts' takings analysis, and does not affect the principles relied upon for this letter.  The Texas Supreme Court did not emphasize this distinction in City of Dallas v. Stewart, No. 09-0257, 2012 WL 247966 (Tex. Jan. 27, 2012).

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that "damage" to the Transition Property, short of a complete taking resulting in non-payment of the Bonds, constituted a violation of the Texas Takings Clause.  In Steele, 603 S.W.2d at 789-90, the Texas Supreme Court noted:

The government's duty to compensate for damaging property for public use after 1876 was not dependent upon the transfer of property rights. . .  To entitle the party to compensation under our present constitution, it is not necessary that his property shall be destroyed, nor is it necessary that it shall be even taken. It is sufficient to entitle him to compensation that his property has been damaged.

The Texas Supreme Court stated that the purpose of the word "damage" was to prevent a narrow construction of the word "taking." Id. at 790.  If a reviewing Texas state court were willing to apply the Texas Takings Clause to the Transition Property, governmental action that diminished but did not completely eliminate the value of the Transition Property might also be found to violate the Texas Takings Clause under the approach discussed in Subpart 4.B. below.  For example, State Impairment Legislation or PUCT Impairment Action that affected the market value of the Bonds might constitute "damaging" of property under the Texas Takings Clause, even it did not rise to the level of a "taking" under the federal takings clause.  However, it is possible that a reviewing Texas state court might decline to apply a Texas Takings Clause analysis to a claim based on State Impairment Legislation or PUCT Impairment Action, since, for example, the court might determine that a Texas Contract Clause analysis rather than a Texas Takings Clause analysis should be applied.

To establish a takings claim under the Texas Takings Clause, the Texas Supreme Court has held that a plaintiff must demonstrate that:

(i)           The State intentionally performed certain acts

(ii)            that took, damaged or destroyed protected property

(iii)           for public use.

Gen. Servs. Comm'n v. Little-Tex Insulation Co., 39 S.W.3d 591, 598 (Tex. 2001) ("Little-Tex"); see also State, Tex. Water Dev. Bd. v. Hearts Bluff Game Ranch, Inc., 313 S.W.3d 479, 486 (Tex. App.—Austin 2010, pet. granted) (reviewing different formulations of the three Little-Tex elements) .

A.           The Little-Tex factors:

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(1)           Is the act of the State intentional?

The State will be liable to compensate a private party for a taking of property only if the State intended to perform the act that caused the taking.  Little-Tex, 39 S.W.3d at 598.18  On the other hand, when the taking or damage is merely the unintended result of the government's act, the act does not provide any public benefit, and the property cannot be said to have been "taken or damaged for public use."  Jennings, 142 S.W.3d at 313-14 (emphasis in original) (quoting Weber, 219 S.W.2d at 71).  Thus, negligence on the part of the State or its agents which contributes to the destruction of private property cannot support a taking claim and would be subject to a sovereign immunity defense.  Jennings, 142 S.W.3d at 315 (holding that there was no evidence that city action to unclog a sewer backup caused the sewage flood that damaged the plaintiff's property); City of Tyler v. Likes, 962 S.W.2d 489, 505 (Tex. 1997) (no taking where the city presented evidence that it committed no intentional acts that caused the flooding of the plaintiff's property from an overflowing City culvert system).19

The Texas Supreme Court has also concluded that the State does not have the requisite intent when money or property is taken or withheld in the context of a contractual dispute with an entity that has contracted to provide a good or service to the State.  Little-Tex, 39 S.W.3d at 598-99.

Texas courts have long recognized that the State wears two hats: the State as a party to the contract and the State as a sovereign.  The State in acting within a color of right to take or withhold property in a contractual situation, is acting akin to a private citizen and not under any sovereign powers.  In this situation, the State does not have the intent to take under its eminent domain powers; the State only has an intent to act within the scope of the contract.

Id. at 599 (internal citations omitted).  The Court reasoned that when the State is acting under colorable contractual rights it does not have the requisite intent to take property under any eminent domain powers.  Id.  ("The State and DalMac simply disagree about DalMac's right to additional payments under the contract.   Because TAMU was acting under colorable contractual rights, it did not have the requisite intent to take DalMac's labor and materials under any eminent domain powers."); see also Smith v. Lutz, 149 S.W.3d 752, 760-61 (Tex. App. —Austin 2004, no

18 The intent standard for a "takings" claim under the Texas Constitution is distinct from the intent standard for a constitutional claim of "damage or destruction."  Jennings, 142 S.W.3d at 313.  To hold a governmental entity liable for damage to private property a plaintiff must prove that the entity (1) knows that a specific act is causing identifiable harm; or (2) knows that the specific property damage is substantially certain to result from an authorized government action.  Id.
19 By further example, the Texas Supreme Court in Texas Highway Dep't v. Weber rejected a takings claim where state highway department employees burning grass along a highway negligently burned the Plaintiff's hayfield.  219 S.W.2d at 219.

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pet.) ("To meet the [intent] prong, the State must have the requisite intent to be acting under its eminent domain powers, rather than merely withholding property or money in a contract dispute.").

To the extent the State Pledge, the related provisions of Subchapter G of Chapter 39 of PURA, and the Financing Order creating the Transition Property and Charges effectively create a contract between the State and the Bondholders,20 such a "contract" is distinguishable from a typical goods or services contract with the State.  First, the purpose of the contract is to reduce costs to consumers of electricity by securing the highest credit rating achievable (triple-A) for the Bonds and inducing the Bondholders to invest in the Bonds at a low interest rate based on that credit rating.  Second, the nature and language of the State Pledge and the other related statutes make it clear that the Legislature is acting on behalf of the State as sovereign.21  The Legislature's objective in so acting is to further the interests of the citizens of the State as consumers of electricity.22  Accordingly, it is not apparent that in enacting State Impairment Legislation or taking PUCT Impairment Action, the State would be "acting within a color of right to take or withhold property in a contractual situation" within the meaning of Little-Tex. 39 S.W.3d at 598-99.

The State Pledge, the related provisions of Subchapter G of Chapter 39 of PURA, and the Financing Order creating the Transition Property and Charges are intended to protect the Bondholders' interests.  The purpose of the statutory provisions and the Financing Order is to reduce costs to electricity consumers in Texas of recovering stranded costs and regulatory assets, because securitization financing will result in lower financing costs.  See PURA Section 39.301.  The Legislature intentionally enacted the State Pledge and the other provisions of Subchapter G of Chapter 39 of PURA under which the issuance of the Bonds has been authorized.

While it is not possible to anticipate the particular form which State action might take, legislation enacted by the Legislature or an order adopted by the PUCT whose purpose would be to specifically limit, impair, or reduce the value of the Transition Property and Charges would be intentional acts of the State.  Therefore, a reviewing Texas state court likely would find the element of intentional action by the State involved in connection with any State Impairment Legislation or PUCT Impairment Action.

(2)           Is there a protected property interest?

20 See opinion of Sidley Austin LLP of even date.
21 PURA section 39.310 is captioned "Pledge of State" and expressly declares, "[t]he state pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action and would impair the value of transition property . . . ."
22 PURA § 39.301 sets forth that the objective of the provisions of Subchapter G of Chapter 39 of PURA is to reduce the costs to consumers of recovering stranded costs and regulatory assets.

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The second element of a Texas Takings Clause claim requires proof of a taking, damage, or destruction of a protected property interest. To evaluate this element a court would need to examine whether the State Pledge, the Financing Order and the Bond Indenture create property rights in favor of the Bondholders and whether those property rights are to be afforded constitutional protection under the Texas Takings Clause.

Significantly, PURA defines the Transition Property as a present property right when it is transferred in connection with the issuance of the Bonds. Section 39.304 of PURA states in relevant part:

(a)              The rights and interests of an electric utility or successor under a financing order, including the right to impose, collect, and receive transition charges authorized in the order shall be only contract rights until they are first transferred to an assignee or pledged in connection with the issuance of transition bonds, at which time they become "transition property."

(b)              Transition property shall constitute a present property right for purposes of contracts concerning the sale or pledge of property, even though the imposition and collection of transition charges depends on further acts of the utility or others that have not yet occurred.

Tex. Util. Code Ann. § 39.304 (emphasis added).  PURA § 39.304(b) is intended to establish the property nature of the Transition Property for purposes of contract.

Texas court decisions have considered intangible property to be property protected from an uncompensated governmental taking.  For example, in City of Corpus Christi, 51 S.W.3d at 242, the Texas Supreme Court cited the proposition that in setting rates for a public utility, the government cannot set rates so low that a reasonable rate of return cannot be generated through the regulated rates.  The Court observed that if governmental authority were to set rates at a confiscatory level, the action of the state entity would constitute a taking.  See also Lone Star Gas Co. v. City of Fort Worth, 98 S.W.2d 799, 803 (Tex. Comm. App. 1936) (recognizing that where a city acquires a gas distribution system as a going concern through eminent domain, items that enter into arriving at the compensation award include intangible property, such as contract rights).

In a case addressing property rights that are more analogous to the intangible interests of the Bondholders, the Austin Court of Appeals held that a bank's perfected security interest in the receivables of a business was constitutionally protected property.  Tex. Workforce Comm'n v. MidFirst Bank, 40 S.W.3d 690, 696 (Tex. App.—Austin 2001, pet. denied).  In MidFirst, the

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Texas Workforce Commission ("TWC") attempted to use a corporation's receivables to satisfy statutory liens arising from the corporation's failure to pay former employees' wage claims and unemployment taxes.  Id. at 692.  However, the Austin Court of Appeals concluded that TWC's action, which deprived MidFirst Bank of its security interest in the receivables, constituted a taking in violation of the Texas Takings Clause.  In so doing, the Austin Court of Appeals expressly rejected TWC's argument that takings claims under the Texas Constitution are confined to the taking of real property by eminent domain.  Id. ("[W]e will not limit takings-clause actions to situations involving eminent domain.").  Similarly, other courts of appeals have extended the protections of the Texas Takings Clause to the rights of secured lienholders in manufactured housing.  See Cnty. of Burleson v. Gen. Elec. Capital Corp., 831 S.W.2d 54, 60 (Tex. App.—Houston [14th Dist.] 1992, writ denied); Hunt Cnty. v. Green Tree Servicing Corp., No. 05-05-00940-CV, 2006 WL 242349, at *2 (Tex. App.—Dallas 2006, pet. denied) (unpublished)..

The Transition Property could be viewed as being analogous to a franchise, which is defined as "a special privilege conferred by government upon an individual or organization which does not belong to the citizenry at large, and in which activity one otherwise could not engage without the franchise."  State/Operating Contractors ABS Emissions, Inc. v. Operating Contractors/State, 985 S.W.2d 646, 653 (Tex. App. —Austin 1999, pet. denied) ("ABS Emissions, Inc.").  As the Austin Court of Appeals observed, "[u]nder Texas case law, a franchise impresses its owner with vested rights" and "generally take[s] the form of utilities, or other monopolies, created to further the public interest."  Id.  The Texas Supreme Court has stated that franchises have long been considered as property in Texas.  Brazosport Sav. & Loan Ass'n v. Am. Sav. & Loan Ass'n, 342 S.W.2d 747, 750 (Tex. 1961) ("[i]n character and nature a franchise is essentially in all respects property, and is governed by the same rules as to its enjoyment and protection and is regarded by the law precisely as other property"); City of Houston v. Northwood Mun. Util. Dist. No. 1, 73 S.W.3d 304, 312 (Tex. App. —Houston [1st Dist.] 2001, pet. denied).  "Whether an instrument, ordinance, or contract amounts to a franchise depends largely upon the manner of its performance in compliance with its terms."  ABS Emissions, Inc., 985 S.W.2d at 653.23

Nevertheless, there are Texas courts of appeals decisions questioning whether the Texas Takings Clause extends beyond takings of real property to deprivation of property rights not attendant to real property.  See DeMino v. Sheridan, 176 S.W.3d 359, 368 (Tex. App.—Houston [1st Dist.] 2004, no pet.) (noting that the plaintiff cited no authority supporting the contention

23 In ABS Emissions, Inc., the Austin Court of Appeals held that the legislative repeal of a centralized automobile emissions testing program was a valid exercise of the police power and that such repeal did not give rise to a compensable taking of contracts between certain operating contractors and a managing contractor to operate emissions testing facilities.  However, the Austin Court of Appeals suggested that the repeal may have qualified as a taking if the operating contractors had possessed a vested right, such as a franchise from the state, which the court determined they lacked. 985 S.W.2d at 653-56.

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that a personal interest in employment constituted a "property right" for purposes of the takings clause); Northwood Mun. Util. Dist. No. 1, 73 S.W.3d at 310-11 (concluding that the plaintiff's interest in "receiving ad valorem tax revenues is not a vested property right for purposes of asserting" a takings clause violation); Tex. State Technical Coll. v. Bates, 983 S.W.2d 821, 826 n.8 (Tex. App.—Waco 1998, pet. denied) (reporting that the plaintiff did not cite, and the court could not find, any authority for the proposition that "property" applies to an "individual's property interest in continued employment.  Rather, our search indicated that 'property' as stated in the Texas constitution refers to real property.").  This limitation does not appear to be supported by the language of the Texas Takings Clause, which does not confine its scope simply to "real property," but extends to "property." See Tex. Const. art. 1, § 17 ("No person's property shall be taken…for public use without adequate compensation").  Also, the courts of appeals decisions suggesting that the scope is limited to real property appear to be out of step with the decisions cited above of other Texas appellate courts, which have held that intangible property is protected by the Texas Takings Clause and the decisions cited above in which the Texas Supreme Court addressed takings jurisprudence as applying to non-real property.

The cases cited above, such as Corpus Christi and MidFirst, addressing non-real property rights, which are more analogous to the intangible property rights possessed by the Bondholders in the context of constitutional taking, appear to us more consistent with the language of the Texas Takings Clause, which accords protection to "property," and not just to "real property."

Based on the foregoing, if a reviewing Texas state court were to determine that the Transition Property constitutes a protected property interest, it is our opinion that the court likely would find that State action that either destroyed the Transition Property completely or, subject to the analysis discussed in Subpart 4.B below, that substantially diminished, but did not eliminate the value of the Transition Property completely, would be compensable under the Texas Takings Clause.

(3)           Is the property taken for a public use?

The Texas Takings Clause provides private citizens with compensation only if property is "taken . . . for or applied to public use."  Tex. Const. art. I, § 17; see Tarrant Reg'l Water Dist. v. Gragg, 151 S.W.3d 546, 554-55 (Tex. 2004) ("[O]ur Constitution provides for compensation only if property is damaged or appropriated 'for or applied to public use.'" (quoting Steele v. City of Houston, 603 S.W.2d 786, 792 (Tex. 1980))).  The state is without authority to take private property except for a public use.  Tex. Rice Land Partners, Ltd. v. Denbury Green Pipeline-Tex., LLC, No. 09-0901, 2012 WL 695322, at *1 (Tex. March 2, 2012) ("The Texas Constitution safeguards private property by declaring that eminent domain can only be exercised for 'public use.'").  A court will set aside or enjoin action by governmental officials to take property that

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benefits only private individuals.  See Maher v. Lasater, 354 S.W.2d 923, 924-25 (Tex. 1962) (affirming the trial court's decision to set aside an order of the county commissioners court that a private road across claimants' property was a public highway); Marrs v. R.R. Comm'n, 177 S.W.2d 941, 948-49 (Tex. 1944) (enjoining the Railroad Commission's proration orders where the effect of the orders would allow oil to escape from capture by petitioner's oil wells and flow into areas developed by other producers).  The public use requirement serves two objectives: (1) to ensure that when the State must compensate a private person for a taking, the public has received some benefit; and (2) to distinguish a taking, which is the act of the sovereign, from those actions, such as tortious acts or takings for a private purpose, which are the acts of individuals acting outside of their official capacities. See Sheffield, 140 S.W.3d at 669-70; Gragg, 151 S.W.3d at 554; Weber, 219 S.W.2d at 71-72.  When faced with a takings claim, a reviewing Texas state court must therefore analyze whether or not the state action was for a public use.  A reviewing Texas state court's analysis of any State action would obviously depend upon the particular facts involved.

While it is not possible to anticipate what particular form State action might take, presumably such action would be taken to provide relief to ratepayers subject to the Charges.  However, the fact that the State action is likely to be directed at protecting particular consumers of electricity should not lead a reviewing Texas state court to decide the State action is not for a public use or purpose.  Texas judicial decisions indicate that a state action that provides a direct benefit to only a select group of persons can nevertheless be related to furtherance of a public purpose.  See Tex. Workforce Comm'n v. MidFirst Bank, 40 S.W.3d at 696-697.  In MidFirst Bank, the TWC was seeking to collect from funds being held at MidFirst Bank, receivables of a health care facility to satisfy tax liens and wage claims against the health care facility.  The money recovered for the wage claims would have gone directly to individual claimants.  Id. at 696.  In defending against a takings claim by MidFirst Bank (which held a superior lien on the funds and was attempting to collect the funds for itself), the TWC argued its actions in attempting to collect the wage claims were not subject to the Texas Takings Clause, because these actions were not for a public purpose.  Id.  The Austin Court of Appeals held that the TWC, in enforcing the Texas labor code and obtaining funds that were rightfully the property of MidFirst, was "acting in furtherance of a public purpose" for purposes of a takings claim.  Id. at 697.  The Austin Court of Appeals stated "the fact that the benefit inures to a specific group of people does not lessen the importance of enforcement of the labor code to the public at large."  Id. at 696.

Based on the probable nature of State Impairment Legislation or PUCT Impairment Action, including the likelihood that it is likely to constitute the exercise of the State's authority to protect the interests of electric consumers, it is our opinion that a reviewing Texas state court

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would scrutinize the overall purpose of such State action and likely find that the public use prong of the analysis under the Texas Takings Clause is satisfied.

B.	Additional considerations when the State effects a regulatory taking.

All private property is held subject to the valid exercise of the State's police power.  City of Dallas v. Stewart, No. 09-0257, 2012 WL 247966, at *5 (Tex. Jan. 27, 2012); Turtle Rock Corp., 680 S.W.2d at 803 (citing Lombardo v. City of Dallas, 73 S.W.2d 475, 478 (Tex. 1934)).  Thus, the State has the authority to enact "reasonable regulations to promote the health, safety, and general welfare of its people."  Turtle Rock Corp., 680 S.W.2d at 805; Ellis v. City of W. Univ. Place, 175 S.W.2d 396, 397 (Tex. 1943).  The government will not be required to make compensation "for losses occasioned by the proper and reasonable exercise of its police power."  Turtle Rock Corp., 680 S.W.2d at 803.  Nonetheless, the State may not defend its actions merely by labeling them as an exercise of its police power.  As the Texas Supreme Court has stated: "this court has moved beyond the earlier notion that the government's duty to pay for taking property rights is excused by labeling the taking as an exercise of police powers."  Steele, 603 S.W.2d at 789.

When a claim is made that the State's exercise of its police power constitutes a regulatory taking that unduly and unreasonably affects or impairs the value of private property and upsets distinct investment-backed expectations, a reviewing Texas state court will examine whether such exercise has "gone 'too far'" and, thus, fails to constitute a reasonable exercise of the police power.  Sheffield, 140 S.W.3d at 671; see id. at 671-79; Mayhew, 964 S.W.2d at 933-38.  In describing the examination the court must undertake, the Texas Supreme Court has stated: "There is . . . no one test and no one single sentence rule . . . . The need to adjust the conflicts between private ownership of property and the public's interest is a very old one which has produced no single solution."  Turtle Rock Corp., 680 S.W.2d at 804 (quoting Teague, 570 S.W.2d at 392); accord Sheffield, 140 S.W.3d at 670.

In conducting its examination of an alleged regulatory taking, a reviewing Texas state court will follow an analysis derived from federal regulatory takings cases.  See Sheffield 140 S.W.3d at 672; Mayhew, 964 S.W.2d at 937 (relying on Dolan v. City of Tigard, 512 U.S. 374 (1994); Lucas v. S.C. Coastal Council, 505 U.S. 1003 (1992); Penn Cent. Transp. Co. v. New York, 438 U.S. 104 (1978)).  These cases require a "careful analysis of how the regulation affects the balance between the public's interest and that of" private citizens.  Sheffield, 140 S.W.3d at 672.  Although not exhaustive of the considerations a reviewing Texas state court may take into account in such an analysis, at a minimum the court will examine the following factors:

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1.	the character of the governmental action;24

2.	the economic impact of the regulation on the claimant;25 and

3.	the extent to which the regulation interferes with distinct investment-backed expectations.26

In considering the character of the governmental action and the extent to which regulation interferes with distinct investment-back expectations, a reviewing Texas state court will engage in an analysis of the pertinent factors set forth in the cases discussed above and consider whether the regulation "has gone 'too far.'"  Sheffield, 140 S.W.3d at 671-72; see Penn. Coal Co. v. Mahon, 260 U.S. 383, 415 (1922) ("The general rule . . . is that while property may be regulated to an extent, if regulation goes too far it will be recognized as a taking."); Mayhew, 964 S.W.2d at 937 ("a taking can occur if the regulation has a severe enough impact").  Regulatory action must be reasonable, and cannot be arbitrary.  Turtle Rock Corp., 680 S.W.2d at 805; City of Univ. Park v. Benners, 485 S.W.2d 773, 780 (Tex. 1972).

In examining the economic impact on the claimant, a reviewing Texas state court will consider the economic and financial circumstances faced by the claimant.  For example, in Sheffield, the Texas Supreme Court upheld zoning ordinances against a takings claim by a developer that had purchased land within the City of Glenn Heights.  Subsequent to the developer's purchase, the city altered the zoning restrictions on the land, reducing the number of residences that could be built on the property.  The developer argued that the ordinances constituted a taking of his property, but the Texas Supreme Court rejected his claims.  In examining the above-listed factors, the Texas Supreme Court appeared to focus primarily on the developer's investment-backed expectations.  The Texas Supreme Court noted that the actual investment backing the developer's purchase was minimal.  Sheffield, 140 S.W.3d at 678.  The proposed development was also speculative, because the property had lain dormant for several years before he purchased it.  Id.  Ultimately what seemed most important to the Court was the fact that "the City's zoning decisions . . . were not materially different from zoning decisions made by cities every day."  Id. at 679.  The Texas Supreme Court cited Lucas for this proposition and quoted the following language from that case: "It seems to us that the property owner necessarily expects the use of his property to be restricted, from time to time, by various measures newly enacted by the State in the legitimate exercise of its police powers. . . ."  Id. at 679 n.92 (quoting Lucas, 505 U.S. at 1027).

24 Sheffield, 140 S.W.3d at 672.
25 Id.; Mayhew, 964 S.W.2d at 937.
26 Sheffield, 140 S.W.3d at 672; Mayhew, 964 S.W.2d at 937.

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March 14, 2012

For example, in the event State Impairment Legislation is enacted or PUCT Impairment Action is taken, it is our opinion that the facts regarding the economic effect on the Bondholders and interference with their distinct investment-backed expectations would be distinguishable from the circumstances considered in Sheffield.  The Bondholders here will have invested $800 million to purchase the Bonds, hardly a minimal amount.  The Sheffield Court found the developer's expectations to be speculative.  Id. at 678.  In contrast, the amount the Bondholders have paid for the Bonds is known, as are the Bondholders' investment expectations—they expect to receive timely payment of principal and interest in return for their investment in the Bonds.  Finally, while in Sheffield the Texas Supreme Court found the occurrence of modification of cities' zoning decisions to be routine, id., State Impairment Legislation or PUCT Impairment Action would constitute an extraordinary and unanticipated event.  In Sheffield, there was no language similar to the State Pledge expressly promising not to impair the developer's development rights.  In fact, the Sheffield court noted that no one from the city had ever represented to the developer that the zoning restrictions would stay the same, see id., although it did note the developer had legitimately been surprised by the zoning change.  Here, however, the Legislature has enacted an express statutory statement, in the form of the State Pledge, that the State will not impair the Transition Property.  It is reasonable to conclude that the Bondholders should be entitled to rely upon the State's express statement in the State Pledge that the Bondholders' rights will not be impaired.

Accordingly, based on the above, we are of the opinion that a reviewing Texas state court would find a compensable taking under the Texas Takings Clause if (a) it concludes that the Transition Property is property of a type protected by the Texas Takings Clause and (b) the State takes action that, without paying just compensation to the Bondholders, (i) permanently appropriates the Transition Property or denies all economically productive use of the Transition Property; or (ii) destroys the Transition Property, other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the Transition Property, if the action unduly interferes with the Bondholders' reasonable investment-backed expectations.

*******

We note that judicial analysis of issues relating to the Texas Contract Clause and the Texas Takings Clause and the retroactive effect to be given to judicial decisions has typically proceeded on a case-by-case basis and that the court's determination, in most instances, is usually strongly influenced by the facts and circumstances of the particular case.  We further note that there are no reported controlling judicial precedents of which we are aware directly on point. Our analysis is necessarily a reasoned application of judicial decisions involving similar or analogous circumstances.  Moreover, the application of equitable principles (including the availability of injunctive relief or the issuance of a stay pending appeal) is subject to the discretion of the court

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which is asked to apply them.  We cannot predict the facts and circumstances which will be present in the future and may be relevant to the exercise of such discretion.  Consequently, there can be no assurance that a court will follow our reasoning or reach the conclusions which we believe current judicial precedent supports.  It is our and your understanding that none of the foregoing opinions is intended to be a guaranty as to what a particular court would actually hold; rather each such opinion is only an expression as to the decision a court ought to reach if the issue were properly prepared and presented to it and the court followed what we believe to be the applicable legal principles under existing judicial precedent.  The recipients of this letter should take these considerations into account in analyzing the risks associated with the subject transaction.

The opinions set forth above are based on existing law, which is subject to change. Such opinions are further based on our knowledge of facts as of the date hereof.  We assume no duty to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

It is to be understood that the rights of the Bondholders may be subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights heretofore or hereafter enacted to the extent constitutionally applicable and that their enforcement may also be subject to the exercise of judicial discretion in appropriate cases.

This opinion speaks only as of its date and only in connection with the Bonds and may not be applied to any other transaction.  Further, this opinion is specifically limited to the laws of the State of Texas.

While a copy of this letter may be posted to an internet website required under Rule 17g-5 under the Securities Exchange Act of 1934, as amended, and maintained by TCC solely for the purpose of complying with such rule, this letter is solely for your benefit in connection with the transactions described in the first paragraph above and may not be quoted, used or relied upon by, nor may copies be delivered to, any other person (including without limitation, any governmental or regulatory agency and  all purchasers of Bonds other than the underwriters named in Schedule II to the Underwriting Agreement), nor may you rely on this letter for any other purpose, without our prior written consent.

In accordance with the Prospectus on file with the United States Securities and Exchange Commission ("SEC"), a copy of this letter is to be filed as an exhibit to the Registration Statement (Registration Nos. 333-179092 and 333-179092-01).  We hereby consent to the filing of this letter as an exhibit to the report on Form 8-K filed on or about March 14, 2012, with respect to said Registration Statement, and to the references to our firm included or made a part

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of said Registration Statement under the headings "The Restructuring Act—TCC and Other Utilities May Securitize Qualified Costs—Constitutional Matters," and "Legal Matters" in the Prospectus and "Legal Matters" in the Prospectus Supplement.  In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the related rules and regulations of the SEC.

Very truly yours,

/s/ Bracewell & Giuliani LLP
Bracewell & Giuliani LLP

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March 14, 2012

SCHEDULE A

U.S. Bank National Association,
as Indenture Trustee
190 S. LaSalle Street, 7th Floor
Chicago, Illinois 60603

Fitch Ratings
One State Street Plaza
New York, New York  10004

Moody's Investors Service, Inc.
7 World Trade Center at
250 Greenwich Street, 24th Floor
New York, New York  10007

Standard & Poor's Ratings Service
55 Water Street, 40th Floor
New York, New York  10041

Each of the following, for itself and as
Representatives of the Underwriters of the Bonds:

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Barclays Capital Inc.
745 Seventh Avenue
New, York, New York 10019

Citigroup Global Markets Inc.
390 Greenwich Street, 1st Floor
New York, New York 10013